As filed with the Securities and Exchange Commission on ________, 2000.
                             File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                             PSS WORLD MEDICAL, INC.
               (Exact Name of Issuer as Specified in its Charter)


             Florida                                                59-2280364
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                                    Identification
Number)

             4345 Southpoint Boulevard, Jacksonville, Florida 32216
         (Address, including zip code, and telephone number of Principal
                               Executive Offices)

              PSS WORLD MEDICAL, INC. 1999 Long-Term Incentive Plan
          PSS WORLD MEDICAL, INC. 1999 BROad-Based Employee Stock Plan
                 PSS WORLD MEDICAL, INC. Leader's Deferral Plan
           PSS World Medical, Inc. Officer Deferred Compensation Plan
             Options granted to Certain Employees outside of a Plan
                            (Full Title of the Plans)

                                 David A. Smith
                                    President
                             PSS WORLD MEDICAL, INC.
                            4345 Southpoint Boulevard
                           Jacksonville, Florida 32216
                                 (904) 332-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum               Amount of
          to be Registered                be Registered            Offering Price               Aggregate          Registration Fee
                                                                      Per Unit               Offering Price
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock, par value $0.01 (1)           $2,270,000                  $2.938               $6,669,260 (2)            $1,761

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock, par value $0.01 (3)           $1,450,000                  $2.938               $4,260,100 (2)            $1,125

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Common Stock, par value $0.01 (4)           $  207,368                 $13.00                $2,695,784 (5)              $712

------------------------------------- ----------------------- ------------------------- -------------------------- -----------------
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

Deferred Compensation Obligations           $5,000,000                   n/a                 $5,000,000                $1,320
(6)
------------------------------------- ----------------------- ------------------------- -------------------------- -----------------

       (1) Includes 2,270,000 shares issuable upon the grant or exercise of awards under the PSS World Medical, Inc. 1999 Long-Term Incentive Plan, including shares that may be issued in accordance with the automatic adjustment provisions of such plan.
       (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market as reported in the Wall Street Journal on November 21, 2000, which was $2.938 per share.
       (3) Includes 1,450,000 shares issuable upon the grant or exercise of awards under the PSS World Medical, Inc. 1999 Broad-Based Employee Stock Plan, including shares that may be issued in accordance with the automatic adjustment provisions of such plan.
       (4) Includes 207,368 shares issuable upon the exercise of stock options granted to certain employees outside of any plan, including shares that may be issued in accordance with the automatic adjustment provisions of such stock option agreements.
       (5) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), as determined by the weighted average exercise price per share of such options.
       (6) The Deferred Compensation Obligations are unsecured obligations of PSS World Medical, Inc. to pay deferred compensation in the future in accordance with the terms of the PSS World Medical, Inc. Leader's Deferral Plan and the PSS World Medical, Inc. Officer Deferred Compensation Plan.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Annual Report of PSS World Medical, Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2000, as amended on Form 10-K/A filed on July 31, 2000.

         (2) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended June 30, 2000.

         (3) The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2000.

         (4) The Current Reports of the Company on Form 8-K or Form 8-K/A, dated May 31, June 9, June 27, September 5, and October 10, 2000.

         (5) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2000, as such reports have been modified by amendments.

         (6) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (7) All other documents  subsequently  filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Common Stock. The description of Common Stock is contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description, and such description is incorporated herein by reference.

         Deferred Compensation Obligations. Under the Leader's Deferral Plan and the Officer Deferred Compensation Plan, the Company will provide participants the opportunity to enter into agreements for the deferral of compensation. The obligations of the Company under such agreements (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of such plans, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation to be deferred by each participant will be determined in accordance with the applicable plan based on elections by the participant. Each Obligation will be payable at a the participant's death, disability or other termination of employment. The amounts deferred will be credited with interest based on a rate to be determined annually by the Board of Directors of the Company, but which will not be less than the 90-day U.S. Treasury Bill rate in effect on the first day of the applicable plan year.

         The Company reserves the right to amend or terminate the Leader's Deferral Plan or the Officer Deferred Compensation Plan at any time, except that no such amendment or termination shall adversely affect the right of a participant to the balance of his or her deferred account as of the date of such amendment or termination. The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company set forth the extent to which the Company's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Company is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys'
fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Company or who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Company also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Company who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Company provide that the Company shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Company prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

         The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


         Exhibit Number                     Description

              4.1 Amended and Restated Articles of Incorporation, as amended, of the Company (incorporated by reference from the Company's Current Reports on Form 8-K filed April 8, 1998 and April 22, 1998).

              4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Company's Registration Statement on Form S-1, Registration No. 33-76580)

               5         Opinion of Counsel

              23.1       Consent of Counsel (included in Exhibit 5)

              23.2       Consent of Arthur Andersen LLP

               24        Power of Attorney (contained in Part II hereof)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation or Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 22, 2000.


                                         PSS WORLD MEDICAL, INC.
                                               (Registrant)

                                          /s/ David A. Smith
                                         --------------------------------
                                         David A. Smith
                                         President and Chief Financial Officer

         KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints David A. Smith, as true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of this 22nd day of November, 2000.

        Signature                   Capacity                          Date


/s/ David A. Smith
----------------------------        President, Chief Financial
David A. Smith                      Officer and Director       November 22, 2000
                                    (Principal Financial
                                    and Accounting Officer)


 /s/ Hugh M. Brown                  Director                   November 22, 2000
----------------------------
Hugh M. Brown


                                    Director                   November 22, 2000
----------------------------
T. O'Neal Douglas

 /s/ Melvin L. Hecktman             Director                   November 22, 2000
----------------------------
Melvin L. Hecktman


 /s/ Clark A. Johnson               Director                   November 22, 2000
----------------------------
Clark A. Johnson


 /s/ Delores P. Kesler              Director                   November 22, 2000
----------------------------
Delores P. Kesler


                                    Director                   November 22, 2000
----------------------------
Charles R. Scott


                                    Director                   November 22, 2000
----------------------------
Donna C.E. Williamson

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



 Exhibit Number                Description

       4.1 Amended and Restated Articles of Incorporation, as amended, of the Company (incorporated by reference from the Company's Current Reports on Form 8-K filed April 8, 1998 and April 22, 1998).

       4.2          Amended and Restated Bylaws of the Company
                    (incorporated by reference from Company's Registration Statement on Form S-1, Registration No. 33-76580)

       5            Opinion of Counsel

      23.1          Consent of Counsel (included in Exhibit 5)

      23.2          Consent of Arthur Andersen LLP

       24           Power of Attorney (contained in Part II hereof)

             Exhibit 5 Opinion of Counsel of PSS World Medical, Inc.

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                                November 22, 2000

PSS World Medical, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

         Re:      PSS World Medical, Inc.
                  Form S-8 Registration Statement

Ladies and Gentlemen:


         We have acted as counsel for PSS World Medical, Inc., a Florida corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering (a) 3,927,368 shares of the Company's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to (i) the grant or exercise of awards under the Company's 1999 Long-Term Incentive Plan and 1999 Broad-Based Employee Stock (the "Stock Plans"), and (ii) the exercise of stock options granted to certain employees outside of any plan (the "Options"), and (b) an indeterminate amount of deferred compensation obligations (the "Obligations") under the PSS World Medical, Inc. Leader's Deferral Plan and the PSS World Medical, Inc. Officer Deferred Compensation Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that:

                  (a) the 3,927,368 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Stock Plans and the Options, when issued in accordance with the terms and conditions of the Stock Plans or the Options, as the case may be, will be legally and validly issued, fully paid and nonassessable; and

                  (b) the Obligations, when issued in accordance with the terms and conditions of the Leader's Deferral Plan or the Officer Deferred Compensation Plan, as the case may be, will be legally and validly issued and represent the binding obligation of the Company to make payment to the holders thereof in accordance with the terms and conditions of such plan.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Sincerely,

                                       ALSTON & BIRD LLP


                                       By:   /s/ Laura G. Thatcher
                                            ------------------------------
                                            Laura G. Thatcher, Partner

                   Exhibit 23.2 Consent of Arthur Andersen LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 21, 2000 included in PSS World Medical, Inc.'s Form 10-K for the year ended March 31, 2000, as amended on the Company's Form 10-K/A dated July 31, 2000.


/s/ Arthur Andersen LLP
-------------------------

Jacksonville, Florida
November 17, 2000